UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2023

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	001-41550	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14025 Riveredge Drive, Suite 300

Tampa, Florida 33637

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock $5.00 Par Value	CCK	New York Stock Exchange
7 3/8% Debentures Due 2026	CCK26	New York Stock Exchange
7 1/2% Debentures Due 2096	CCK96	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 below is hereby incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On December 11, 2023, Crown European Holdings S.A. (the “Issuer”), a wholly-owned subsidiary of Crown Holdings, Inc. (the “Company”), completed its note offering (the “Offering”) of €500,000,000 aggregate principal amount of 4.750% senior unsecured notes due 2029 (the “Notes”).

The Notes will mature on March 15, 2029 and will accrue interest at a rate of 4.750% per year. Interest on the Notes will be payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2024. The Issuer may redeem some or all of the Notes, at its option, at any time prior to December 15, 2028 by paying 100% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, and a make-whole premium. The Issuer may redeem some or all of the Notes, at its option, at any time on or after December 15, 2028 by paying 100% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Notes were sold in a private placement and resold by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The net proceeds from the Offering will be used to partially pay down the outstanding Term Loan A Facility and Term Euro Facility under the Company’s credit agreement, and for general corporate purposes.

If the Issuer or the Company experiences a change of control repurchase event, the Issuer may be required to offer to purchase the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Notes are senior obligations of the Issuer. The Notes will be unconditionally guaranteed on a senior basis by the Company and, subject to applicable law and exceptions, certain of the Company’s current and future subsidiaries organized under the laws of the United States, Canada, United Kingdom, France, Germany, Luxembourg, Mexico, the Netherlands and Switzerland that are obligors under the Company’s senior secured credit facilities or that guarantees or otherwise becomes liable with respect to any other indebtedness of the Company, the Issuer or another guarantor, and subject to applicable law and exceptions, each of the Issuer’s subsidiaries that guarantees or otherwise becomes liable with respect to any indebtedness of the Company, the Issuer or another guarantor or is otherwise an obligor under the Company’s senior secured credit facilities.

The Notes have been issued under an indenture with U.S. Bank Trust Company, National Association, as trustee. The indenture governing the Notes contain covenants that will limit the ability of the Company and the ability of its subsidiaries (including the Issuer) to, among other things, create liens, engage in sale and leaseback transactions or merge or consolidate with or into other companies. If an event of default, as specified in the indentures governing the Notes, shall occur and be continuing, either the trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications, which are described in the indenture filed herewith.

The description set forth above is qualified in its entirety by the indenture governing the Notes filed herewith as Exhibit 4.1.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this Form 8-K consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors that could cause the statements made in this Form 8-K or the actual results of operations or financial condition of the Company to differ are discussed under the caption “Forward Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2022 and in subsequent filings made prior to or after the date hereof.

The Company does not intend to review or revise any particular forward-looking statement in light of future events.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit	Description

Exhibit 4.1	Indenture, dated as of December 11, 2023, among the Issuer, the Company, the other guarantors party thereto, BNP Paribas, as representative of the several initial purchasers party thereto, U.S. Bank Trust Company, National Association, as Trustee, Elavon Financial Services DAC, as paying agent, registrar and transfer agent, relating to the €500,000,000 4.750% senior unsecured notes due 2029.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2023

CROWN HOLDINGS, INC.

By:	/s/ Christy L. Kalaus
Name:	Christy L. Kalaus
Title:	Vice President and Corporate Controller